                   AS FILED WITH THE UNITED STATES SECURITIES
                     AND EXCHANGE COMMISSION ON MAY 11, 2001

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ----------------------

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------


                                 INPURPLE, INC.
                 (Name of Small Business Issuer in Its Charter)


           DELAWARE                      4899                   33-0947822
(State or Other Jurisdiction       (Primary Standard         (I.R.S. Employer
     of Incorporation or       Industrial Classification    Identification No.)
         Organization)               Code Number)


                           600 ANTON BLVD., 11TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 371-4034
          (Address and Telephone Number of Principal Executive Offices)


                           600 ANTON BLVD., 11TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 371-4034
(Address of Principal Place of business or Intended Principal Place of Business)


                                  SEAN P. LEWIS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 INPURPLE, INC.
                           600 ANTON BLVD., 11TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 371-4034
            (Name, Address and Telephone Number of Agent for Service)


                                 With a copy to:
                             RICHARD E. KNECHT, ESQ.
                                 KNECHT & HANSEN
                           1301 DOVE STREET, SUITE 900
                         NEWPORT BEACH, CALIFORNIA 92660

                  Approximate date of commencement of proposed
                      sale of the securities to the public:
  As soon as practicable after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------ ----------------------------- ---------------------------
                       TITLE OF EACH                          PROPOSED MAXIMUM AGGREGATE
           CLASS OF SECURITIES TO BE REGISTERED                    OFFERING PRICE(1)       AMOUNT OF REGISTRATION FEE
------------------------------------------------------------ ----------------------------- ---------------------------
Common Stock, $.001 par value                                      $ 2,000,000.00(1)                $500.00
------------------------------------------------------------ ----------------------------- ---------------------------

See footnote on the next page.

                             Total No. of Pages: 70
                           Exhibit Index at page: II-4

(1) We have estimated the value of the 400,000 shares of common stock being registered at $5.00 per share, solely for determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.






         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. |_|


         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                      ------------------------------------



         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                      ------------------------------------


         The information in this prospectus is incomplete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where such offer or sale is prohibited.

PROSPECTUS

                                 INPURPLE, INC.
                           600 Anton Blvd., 11th Floor
                          Costa Mesa, California 92626
                                 (714) 371-4034

                 400,000 Shares of Common Stock, $.001 Par Value
                       Subscription Price: $5.00 per share

         We are offering up to 400,000 shares of our common stock, par value $.001 per share, at a price of $5.00 (five dollars) per share. To purchase shares, you must follow the instructions under the section "How to Subscribe," beginning on page 10. All subscriptions must be completed no later than 5:00 p.m., California time, on July 31, 2001, which we anticipate will be the termination date of the offering. We may, in our discretion, extend the termination date without notice to you, but in no event will the termination date be later than September 30, 2001.

         There is no minimum amount of shares which must be sold before we may accept your subscription funds. All funds will be used as received to pay our current expenses and to provide working capital for our operations.

         There currently is no public market for our outstanding shares of common stock, or for the shares we are selling in this offering. We intend to apply to have the shares listed on the OTC Bulletin Board following completion of this offering, but no assurances can be given as to if, or when, such listing shall occur.

         WE URGE YOU TO READ CAREFULLY THE "RISK FACTORS" SECTION BEGINNING ON PAGE 7, WHERE WE DESCRIBE SPECIFIC RISKS RELATED TO AN INVESTMENT IN THE SHARES, ALONG WITH THE REMAINDER OF THIS PROSPECTUS, BEFORE YOU MAKE AN INVESTMENT DECISION. THE SHARES MAY BE A SUITABLE INVESTMENT FOR YOU ONLY IF YOU DO NOT NEED LIQUIDITY IN YOUR INVESTMENT, AND IT IS POSSIBLE THAT YOU COULD LOSE YOUR ENTIRE INVESTMENT IN THE SHARES. THESE ARE SPECULATIVE SECURITIES.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------- ---------------------------- ---------------------------- ----------------------------
NUMBER OF                                                                                 NET PROCEEDS TO THE COMPANY
SHARES OFFERED                  PRICE PER SHARE              SELLING COMMISSION(1)        IF ALL SHARES ARE SOLD(2)
------------------------------- ---------------------------- ---------------------------- ----------------------------
400,000                         $ 5.00                       None                         $2,000,000
------------------------------- ---------------------------- ---------------------------- ----------------------------

(1) We have not entered into any agreement with anyone to sell the shares for us. We intend, through the best efforts of our directors, to attempt to sell the shares without any outside assistance.

(2) Before deducting accounting and attorney fees, printing and mailing expenses, totaling approximately $25,000.


           THE EFFECTIVE DATE OF THIS PROSPECTUS IS ___________, 2001

                                TABLE OF CONTENTS

                                                                                      Page
PROSPECTUS SUMMARY.................................................................... 3
THE COMPANY .......................................................................... 3
THE OFFERING ......................................................................... 4
SELECTED FINANCIAL DATA AND FINANCIAL INFORMATION..................................... 6
RISK FACTORS ......................................................................... 7
         We have not completed staffing............................................... 7
         We are a start-up venture and have no operating history...................... 7
         We are dependent on the services of key personnel............................ 7
         The offering price for the  shares was arbitrarily determined................ 7
         Investors in this offering will incur material dilution ..................... 7
         No public market exists for the shares....................................... 7
         We do not intend to pay dividends............................................ 7
         Our officers and directors have certain indemnification rights .............. 8
         We are pursuing patents that may not be granted.............................. 8
FORWARD-LOOKING INFORMATION........................................................... 9
TERMS OF THE OFFERING.................................................................10
         How to subscribe.............................................................10
USE OF PROCEEDS ......................................................................11
CAPITALIZATION .......................................................................12
DETERMINATION OF OFFERING PRICE.......................................................12
DILUTION .............................................................................12
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
   CONDITION AND RESULTS OF OPERATIONS................................................13
BUSINESS OF THE COMPANY...............................................................14
         General .....................................................................14
         Competition..................................................................16
         Employees....................................................................16
         Patents .....................................................................17
         Properties...................................................................18
         Legal .......................................................................18
MANAGEMENT ...........................................................................18
         Officers ....................................................................18
         Directors....................................................................19
         Summary Compensation Table...................................................23
PRINCIPAL SHAREHOLDERS................................................................25
EXPERTS ..............................................................................25
LEGAL MATTERS ........................................................................26
AVAILABLE INFORMATION.................................................................26
FINANCIAL STATEMENTS..........................................................F-1 to F-6

                               PROSPECTUS SUMMARY

         This summary highlights selected information from the prospectus and may not contain all of the information that is important to you. Therefore, you should also read the more detailed information set forth elsewhere in the prospectus and in our financial statements, beginning on page F-1.

                                   THE COMPANY

         We are InPurple, Inc., a business to business company offering national and international commercial telephony services. We were incorporated on January 9, 2001 in the State of Delaware as Voice 21, Incorporated. On March 29, 2001 we changed our name to InPurple, Inc. We have developed a communications system that will provide our customers with connectors to our facilities which will enable them to communicate between their branches by voice, teleconferencing, e-mail and the internet without incurring any long distance telephone charges.

OUR STRATEGY

         Our business strategy is to:

          (a) Cater to business entities that have multiple branches where communications between those branches account for material expenditures in long distance calling charges;

          (b) Provide the highest quality signals for voice, and teleconferencing available, through our intellectual property;

          (c) Save our clients at least 50% of the costs they presently incur for long distance telephone charges by eliminating those charges; and

          (d) Expand world wide from our offices in the United States and the United Kingdom.

GROWTH

         Our communications system was developed in the United Kingdom by our two wholly owned subsidiaries. The customers of those subsidiaries wished to expand their businesses world-wide, with multiple branch locations and an emphasis in the United States. Each of these branch office locations becomes a potential switching center for our company. We plan to have locations in Los Angeles and Dallas operational in the near future. Since the communications market in the United States is the largest in the world, we decided to establish our headquarters office in Costa Mesa, California.

OUR MANAGEMENT TEAM

         Sean P. Lewis, our Chairman and Chief Executive Officer, has extensive experience in small business ventures and the capital markets. Mr. Lewis is responsible for the solicitation of business and the overall growth of our company. Mr. Lewis will be relocating to the United

States to supervise the corporate activities of our company from its California headquarters office.

         Stephen P. North, our President and Chief Operating Officer, is the developer of our intellectual property. Mr. North has extensive experience in both telephonic and internet methods of communication. Mr. North has worked in an engineering capacity for British Telecom and subsequently founded his own telecommunications company, Talkpoint Company, Ltd. In addition, Mr. North has conducted extensive research in the area of the internet and established his own company, Call 21, Ltd., which addresses that discipline.

         David J. Clancy, one of our Directors, has extensive experience in the formation and operation of emerging and established companies. Mr. Clancy served on the management consulting staff of Coopers & Lybrand where he designed accounting systems in addition to performing several investigative reviews for the Los Angles County Grand Jury. He has held senior management positions in the financial services industry for several large companies, including Litton Industries, Lockheed Corporation, North American Aviation and Damon Corp., and has also held positions with smaller entities, including Ted Smith Aircraft, CFI Memories, and Charles Russell & Meredith, a financial consulting firm Mr. Clancy has owned and operated for over twenty years.

OUR PRODUCTS

         Our products allow our customers to communicate with their branches and affiliates in a manner not unlike what they are doing now. No training is required. The difference is the quality of the communication, which is the highest available, and the cost of communication, which is at least half of what they are presently paying. There is no need to change telephone systems, or any other conferencing media in use. Our system merely re-routes a customer's communications through our facilities, thereby avoiding the costs associated with long distance telephone charges.


                                  THE OFFERING


SECURITIES OFFERED

Common Stock:                            Up to 400,000 shares of common stock,
                                         $.001 par value per share.

Offering Price:                          $5.00 per share.

Number of Shares Currently Issued
    and Outstanding:                     1,500,001

Number of Shares Issued and
Outstanding if All 400,000 Shares
Offered Hereby Are Sold:                 1,900,001

Voting Rights:                           Holders of common stock will have one
                                         vote per share of stock owned. If we
                                         successfully sell all 400,000 shares of
                                         the common stock we are offering, the
                                         purchasing
                                         shareholders would hold approximately
                                         21% of our total issued and outstanding
                                         shares.

Dividends:                               We presently have no plans to declare
                                         dividends; however, if we do declare
                                         dividends, the holders of our common
                                         stock will share dividends ratably on a
                                         per share basis.

Liquidity:                               There currently is no public market for
                                         our outstanding shares of common stock,
                                         or for the shares we are selling in
                                         this offering. We intend to apply to
                                         have the shares listed on the OTC
                                         Bulletin Board following completion of
                                         this offering, but no assurances can
                                         be given as to if, or when, such
                                         listing shall occur.

GENERAL

Offering Termination Date:               July 31, 2001, unless extended in our
                                         discretion to a date on or before
                                         September 30, 2001.

Use of Proceeds:                         We intend to use the proceeds from this
                                         offering to expand our operations in
                                         the United States and the United
                                         Kingdom. See "Use of Proceeds."

Investment Considerations:               There are significant risks to
                                         potential investors who purchase the
                                         shares offered hereby. The risks
                                         include the possible loss of all funds
                                         invested. Before making a decision to
                                         purchase any of the shares offered
                                         hereby, you should consider carefully
                                         and thoroughly the information
                                         contained in this prospectus,
                                         particularly information contained in
                                         the "Risk Factors" section, beginning
                                         on page 7.

                SELECTED FINANCIAL DATA AND FINANCIAL INFORMATION


         The selected data presented below under the captions "Balance Sheet Data" and "Income Statement Data" for and as of March 31, 2001 are derived from our financial statements. Our financial statements have been audited by Vavrinek, Trine, Day & Co., LLP and are included in this prospectus, beginning at page F-1. The results of operations for past periods are not necessarily indicative of the results of operations that may be expected for any future periods. Comparative data is not available due to the fact that we have not been in business for one full year.


                                                              As of and for the Period Ended
                                                                       March 31, 2001
                                                                       --------------
BALANCE SHEET DATA:

         Total Assets                                                     $54,052
         Total Liabilities                                                   none
         Shareholders' Equity                                             $54,052


INCOME STATEMENT DATA:

         Revenue                                                             none
         Expenses                                                         $25,317
         Net Loss                                                        ($25,317)

PER SHARE DATA:

         Net Loss                                                          ($0.03)
         Book Value                                                         $0.07
         Shares outstanding as of March 31, 2001                          800,000


         On April 28, 2001 we acquired all of the shares of Talkpoint Company, Ltd. and Call 21, Ltd. for $10,000 cash and 700,001 additional shares of common stock. As of April 28, 2001 there were a total of 1,500,001 shares of common stock issued and outstanding.

                                  RISK FACTORS

         AN INVESTMENT IN THE SHARES WE ARE OFFERING INVOLVES A NUMBER OF RISKS. YOU SHOULD CAREFULLY READ AND CONSIDER THE FOLLOWING FACTORS IN EVALUATING US AND OUR BUSINESS, IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, BEFORE YOU PURCHASE OUR SHARES.

WE HAVE NOT COMPLETED STAFFING.

         It may be difficult to hire the technical staff to design and install the data links to our data center. Our management team believes it will be possible to hire qualified personnel with the required level of technical expertise to perform these functions, but we will have to compete in the marketplace with established companies who may be able to more easily attract such personnel.

WE ARE A START-UP VENTURE AND HAVE NO OPERATING HISTORY.

         We are a start-up company using new, advanced telecommunications hardware and software which has not been tested over a long period of time. We have no operating history.

WE ARE DEPENDENT ON THE SERVICES OF KEY PERSONNEL.

         We will be relying on the technical expertise of our President and Chief Operating Officer, Stephen P. North. Although we are actively pursuing personnel to duplicate Mr. North's unique abilities, no assurances can be given that we will be able to hire and retain personnel with comparable expertise.

THE OFFERING PRICE FOR THE SHARES WAS ARBITRARILY DETERMINED.

         We arbitrarily determined the $5.00 offering price for the shares being offered hereby. There is no relationship between the offering price and our assets, book value, net worth or any other economic or recognized criterion of value.

INVESTORS IN THIS OFFERING WILL INCUR MATERIAL DILUTION.

         Investors participating in this offering will incur dilution of their investment as it relates to the resulting tangible book value of the Company's capital stock after the completion of the offering. See "Dilution."

NO PUBLIC MARKET EXISTS FOR THE SHARES.

         There is currently no public market for our shares. If we are not able to create a market for our shares, the purchasers of the shares offered hereby may be unable to dispose of their shares in an effective commercial manner.

WE DO NOT INTEND TO PAY DIVIDENDS.

         We have paid no dividends to our shareholders and we do not plan to pay dividends on our shares in the foreseeable future. We currently intend to retain any earnings to finance future growth.

OUR OFFICERS AND DIRECTORS HAVE CERTAIN INDEMNIFICATION RIGHTS.

         Pursuant to the General Corporation Law of the State of Delaware, under most circumstances our officers and directors cannot be held liable for errors in judgment or other acts or omissions in the conduct of our business unless such errors in judgment, acts, or omissions constitute fraud, gross negligence or malfeasance.

WE ARE PURSUING PATENTS THAT MAY NOT BE GRANTED.

         We are currently pursuing patents for our intellectual property with applications being prepared by our patent attorney. No assurances can be given that our patent applications will be successful. In making a decision to invest in the shares, investors should not assume that patents will be available.

                           FORWARD-LOOKING INFORMATION

         Statements and financial discussion and analysis contained in this prospectus that are not facts are forward-looking statements. Forward-looking statements describe our future plans, strategies and expectations, are based on assumptions that involve a number of risks and uncertainties, many of which are beyond our control. The important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation:

          (a) new products that would minimize or reduce the effectiveness of our products;

          (b)  the initiation of fees for using the internet;

          (c) actions by long distance telephone provides that could reduce or eliminate our competitive advantage (our long distance fees are zero);

          (d)  the loss of senior management; and

          (e) other factors discussed in the "Risk Factors" section of this prospectus.

                              TERMS OF THE OFFERING

         We are offering 400,000 shares of our $.001 par value common stock at a price of $5.00 per share. To purchase shares you must follow the instructions under the section "How to Subscribe", below. All subscriptions must be completed no later than 5:00 p.m. California time on July 31, 2001, which we anticipate will be the termination date of the offering. We may, at our discretion, extend the termination date without notice to you, but in no event will the termination date be later than September 30, 2001.

         There is no minimum amount of shares which must be sold before we may accept your subscription funds. All funds will be used as received to pay our current expenses and to provide working capital for our operations.

         All subscription funds should be sent directly to our corporate legal counsel, Knecht & Hansen, at the address indicated below. We will decide to accept or reject your subscription within 30 days after cleared funds have been received from you. If we reject all or any portion of your subscription, we will return your unused subscription funds, without interest, within 15 days of our rejection, cancellation or reduction of the purchase requested.

         We have not entered into any agreement with anyone to sell the shares for us. We intend, through the best efforts of our directors, to attempt to sell the shares without any outside assistance.

HOW TO SUBSCRIBE

         To subscribe for shares offered hereby, you must complete and execute the Subscription Agreement in the form provided to you with this prospectus, in triplicate, and deliver the original and one copy of the Subscription Agreement to our corporate counsel at the following address:

                                    InPurple, Inc.
                                    c/o Knecht & Hansen
                                    Attorneys at Law
                                    1300 Dove Street
                                    Suite 900
                                    Newport Beach, CA 92660

         The completed and executed Subscription Agreement must be accompanied by the full subscription price for the shares sought to be purchased. The subscription price shall consist of the product determined by multiplying the number of shares which you seek to purchase by $5.00. The subscription price must be paid in United States currency by check or money order payable to InPurple, Inc. If you pay by uncertified personal check, please note that the funds paid thereby may take at least five (5) business days to clear. Accordingly, if you wish to pay the subscription price by means of uncertified personal check, you are urged to make payment sufficiently in advance of the termination date to insure that such payment is received and clears by such time, and you are urged to consider in the alternative payment by means of certified or cashier's check, or money order.

         The method of delivery of the Subscription Agreement and payment of the aggregate subscription price will be at your election and risk. If sent by mail, you are urged to send your

Subscription Application and payment by registered mail, properly insured, with return receipt requested.


                                 USE OF PROCEEDS


         The estimated proceeds we receive from the offering, assuming all 400,000 shares are sold (of which there can be no assurance), and after deducting legal, accounting, printing and distribution expenses to be incurred in connection with the offering, estimated to be approximately $25,000, we will receive estimated proceeds of $1,975,000. We plan to use the proceeds for the following general corporate purposes:

START-UP COSTS IN THE UNITED STATES
         Facilities                                           $ 200,000
         infrastructure                                         100,000
         licenses and fees                                       15,000
         set up costs                                           100,000
         computer equipment                                     475,000
         furniture and fixtures                                  20,000
                                                                 ------
                                                              $ 910,000

START-UP COSTS IN THE UNITED KINGDOM

         Facilities                                            $175,000
         infrastructure                                         105,000
         legal and professional1                                 11,500
         set up costs                                            90,000
         computer equipment                                     430,000
         furniture and fixtures                                  25,000
                                                                 ------
                                                              $ 836,500

         Total fixed costs                                   $1,746,500
         Working capital                                        228,500
                                                                -------
                     Total Capital                           $1,975,000
                                                             ==========


         If less than $1,975,000 in net proceeds is received, we will lease certain equipment and establish an accounts receivable line to finance our operations.

                                 CAPITALIZATION


         The following table sets forth our capitalization as of March 31, 2001, and as adjusted to give effect to the sale of all 400,000 shares offered hereby at a per share price of $5.00:

                                                     As of March 31,          As Adjusted for the
                                                          2001               sale of 400,000 shares
                                                     ---------------         ----------------------
Common stock, $0.001 par value,
2,500,000 shares authorized
800,000 shares issued and outstanding
as of March 31, 2001                                       $800.00                  $1,200.00

Additional Paid in Capital                                9,200.00               1,984,200.00

Capital Contributions                                    69,369.00                  69,369.00

Net Loss                                                (25,317.00)                (25,317.00)
                                                        ----------              -------------

         Total Shareholders' Equity                     $54,052.00              $2,029,452.00
                                                        ==========              =============



                         DETERMINATION OF OFFERING PRICE

         The Board of Directors believes that the offering price is consistent with the earnings potential for our company; however, the Board's assumptions were based on forward-looking data and information and as such should be considered arbitrary.


                                    DILUTION

         As of March 31, 2001 we had issued a total of 800,000 shares of our common stock. We had also entered into an agreement to purchase Talkpoint Company, Ltd. and Call 21, Ltd. of the United Kingdom for cash and stock. We issued a total of 700,001 shares of common stock on April 28, 2001 to consummate that transaction. The following schedule reflects a total of 1,500,001 shares issued and outstanding prior to the offering proposed herein.

                                                     ASSUMING 400,000 SHARES ARE SOLD
Investor's offering price per
share of Common Stock                                         $ 5.00

Net tangible book value per
share of Common Stock prior
to this offering                                              $ 0.04

Increase in Common Stock's book
value attributable to sale of
the shares offered herein                                     $ 1.04

Dilution to purchasers of shares in
this offering                                                 $ 3.92



                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


         Our financial statements reflect a loss from operations of $25,317 for the three month period ended March 31, 2001, the third month subsequent to our incorporation. We are a new entity and have not solicited sales in the United States to date. On April 28, 2001, we acquired two business entities located in the United Kingdom and we expect to begin realizing revenues from those entities by July 2001, the end of the trial periods for the client businesses. We are in the process of establishing an operating office in Orange County, California from which we will solicit business in the United States. At present our executive offices are located in Costa Mesa, California. Sean P. Lewis, our Chairman of the Board and Chief Executive Officer, is in the process of relocating to Orange County, California, where he will supervise our operations for both the United States and the United Kingdom. It is anticipated that new facilities will be located, additional personnel hired, and the solicitation of business will be accomplished by September 2001.

         As disclosed in the "Risk Factors" section of this prospectus, we have no material operating history. We are in the business of providing our clients with inter-branch communications, including telephone and teleconferencing, e-mail, and internet access which eliminates long distance phone charges. Our ability to provide this service is a function of our intellectual property, for which we are pursuing patents (see "Patents" and "Risk Factors"). It is the opinion of our management that the elimination of long distance telephone charges using our technology and services will be of interest to many businesses. We therefore believe that we will be operating on a profitable basis within the next twelve months.

                             BUSINESS OF THE COMPANY

GENERAL


         Our company was incorporated in the State of Delaware on January 9, 2001 as Voice 21, Incorporated. On March 29, 2001 we changed our name from Voice 21, Incorporated to InPurple, Inc. On April 28, 2001, we acquired Talkpoint Co. Ltd. and Call 21 Ltd., two companies headquartered in the United Kingdom, from our President and Chief Operating Officer, Stephen P. North. The acquisition of these two entities was consummated by the issuance of 700,001 shares of our common stock plus $10,000 cash.

         Call 21 Ltd. (a wholly owned subsidiary of the Company) has executed an agreement with GX Networks, one of the largest providers of access to the Global Internet, whereby global internet access to Call 21 Ltd. and its customers will be made available. It is the opinion of the management of the Company that this exclusive arrangement will be of material value to the Company and accelerate its entrance into the marketplace.

         Talkpoint Co. Ltd. (a wholly owned subsidiary of the Company) is an operating entity that was incorporated in the United Kingdom on June 9, 1998. Talkpoint is in the business of providing its customers with telephonic and video communications via leased broadband internet access twenty-four hours a day, seven days a week. A significant portion of the activities of Talkpoint have been to improve the quality of its services to its customers. With the advent of new computer hardware and software both audio and video transmissions and receptions now rival any other medium available, namely telephones. The typical cost to customers that utilize internet communications for audio purposes is half the cost of using fixed telephones, cellular or digital phones. This savings is of significant interest to not only individual users but to large and small business entities alike.

         We are a Business to Business, commonly referred to as ("B2B"), company which will concentrate on delivering high quality Voice Over Internet Provider
(VoIP) services in addition to real time video and sound imaging for conferencing and associated features via fiber optic data links from our data center to the headquarters and branch offices of our clients. We are in the process of applying for patents to protect our intellectual property, through the law offices of William G. Lane, Esq., in Irvine, California. Our true competitive advantage is our intellectual property that provides us with the means to manage vast numbers of networks to be used by our clients. These networks are dedicated, thus eliminating local traffic and guaranteeing security. Client companies will be able to, through the use of our intellectual property, communicate with branch facilities anywhere in the world at local phone rates. In addition, the Company, through our intellectual property, is able to furnish wide band width capabilities to its clients thus assuring the fastest and highest quality services available anywhere in the world. The data links we offer are Company-owned Virtual Private Networks, which are networks only available to the client thus eliminating the concern for security, and loss of time due to other traffic. Virtual Private Networks (VPN's) offer high speed, priority of voice data, general data and bustable expandable data, all at a guaranteed bandwidth on demand. Bandwidth is a term that is used to define the capability of a transmission to be sent quickly. The larger the bandwidth the faster the transmission.

         It is important to note that we will provide our services through the global internet; however, the transmissions are not subject to the losses in speed and reductions in quality experienced by systems carrying domestic traffic. There are providers of services similar to those offered by the Company, currently operating in the United States. These companies, however, use what is referred to as "raw" Internet access which does not exclude local traffic, resulting in a significant loss in both speed and quality of transmission. We have developed and designed a system that uses the internet as a carrier for our fiber optic links between our customer's offices. This technique provides the maximum speed and quality of transmission available through any medium in the world at costs that are significantly lower than leasing fiber optic lines between facilities (the norm now), effectively eliminating long distance phone charges.

         All client companies, and their associated branches, will use dedicated high performance leased fiber-optic lines (through our suppliers) to our data centers. International traffic will be connected to a dedicated fiber-optic network provider with high guaranteed bandwidth, for business traffic only, in order to achieve the same level of clarity and speed to their international head and branch offices. There will be no domestic traffic whatsoever.

         In addition to providing low cost fiber-optic networks to clients at approximately half the current leased line cost, we will be able to provide e-mail, internet access, teleconferencing and unmetered phone calls (long distance) free of charge.

         With the introduction of new technology, we will be able to provide a far higher standard of service and clarity than was previously anticipated, at a lower cost, increasing our overall profitability. All component products which we will use in our system are available and fully tested. Although the products are readily available, the configuration we will use is unique to our operations.

         We are pursuing a system whereby our customers will be able to make long distance calls via cellular phones through the network. These long distance calls will be charged to the client at local rates. This new service is anticipated to be available within the first year of consolidated operations. All customers using this new feature will not be restricted to the network allowing local calling using the standard calling procedure available to non-customers of the Company. We anticipate within the foreseeable future that our system, or like systems owned by others, will be the only method used for long distance calling.

         We are not restricted to any industry or service sector in the business community. We have chosen to concentrate our activities in those areas, and to all companies, which currently use expensive leased telephone lines with restricted bandwidths. The present providers of such reduced bandwidth lines will not be able to compete with the Company as the systems in place at those providers are not capable of the speeds and quality offered by the Company.

         Business trends within specific business disciplines are not of material concern to us, as we are not restricted to any business discipline. Seasonality of business, as well as current trends in specific business disciplines, should not have a material effect on our operations. All targeted clients have one clearly established intention: to reduce the costs of administering leased lines and communication costs, whether they are a small company with a single leased line or a multinational entity with heavy leased line and bandwidth costs.

         The business of the Company was initially started by Talkpoint Co. Ltd. of the United Kingdom (Talkpoint) , now a wholly owned subsidiary of the Company. Talkpoint designed and developed the system now in use by the Company. Talkpoint's initial market thrust was in the United Kingdom. It became apparent to the Company that the installation of its facilities required a like facility to be located at or near the international entity included in the Virtual Private Network. Four major markets emerged: Australia, Canada, Hong Kong and most importantly, the United States. We investigated systems that were in place in those four countries to determine the operating profile of those entities. We concluded that the majority of all providers of internet telecommunications were using copper lines and without exception the raw internet. Both of these factors led us to conclude that the quality and speed of transmissions through these businesses must be materially inferior to those we offered. Subsequent tests have proven that conclusion correct.

         Through our wholly owned subsidiary, Call 21 Ltd., we have executed a contract that allows us access to the internet through one of the largest providers at favorable rates. In addition, we have executed an agreement with a fiber optic entity assuring the installation and availability of fiber optics to our clients world-wide. This contract was negotiated with favorable costs to the Company. With our hardware and software, in addition to our contractual arrangements for internet access and fiber optic installations, a complete package of our services can be offered world-wide.

         We have executed letters of intent with The Bank of East Asia and KCC Limited of the United Kingdom. The agreement with The Bank of East Asia confirms that a need for installation of Company-owned Virtual Private Networks exists in Canada, Hong Kong, and Los Angeles, California.

         We intend to market our services, based on cost and quality of service, from the locations where existing customers have required the establishment of a Company-owned Virtual Private Network. We have established an office in Costa Mesa, California and intend to employ a marketing representative, with inside knowledge of the leased line industry, to present our service capabilities to individual companies as well as participate in related trade shows and meetings where potential customers exist. This effort will be led by our Chairman and Chief Executive Officer, Sean P. Lewis, who will be relocating to the United States to oversee the world-wide operations.

COMPETITION

         At present, we have not been able to identify any telecommunications or other entity that offers the same service configuration offered by the Company. It is therefore not possible to make a comparison between the price for services offered by specific competitors. It is, in the opinion of the Company, reasonable to conclude that the savings to customers for long distance telephone calls, a portion of the service offered, far exceeds the cost for the full service offered by the Company.

EMPLOYEES

         We are both an operating entity and parent company for two subsidiaries. We are presently staffed by three directors, none of whom is presently being paid. The directors are Stephen P. North, David J. Clancy and Sean P. Lewis. It is anticipated that at least two employees will be hired to staff our Costa Mesa office within six months. One employee will be a technician retained to service the network as required and one employee will be our Chief Financial Officer. As demand warrants, we anticipate hiring up to five employees in the Western

United States to service our Virtual Private Networks and client base. Two of the anticipated employees will be technicians and the remaining three will be marketing and administrative personnel. As expansion dictates, other Company-owned Virtual Private Networks will require additional employee support. Total staffing at the time of full operation will be the same as Call 21 Ltd. (see below)

         Call 21 Ltd., a wholly owned subsidiary of the Company, will have six engineers and associated staff, who will transfer to this entity from Talkpoint, another wholly owned subsidiary of the Company. Within the next twelve months, it is anticipated that Call 21 Ltd. will have 37 staff members, consisting of approximately 17 engineers, three financial personnel, ten marketing personnel, five sales personnel and two clerical staff.

         There are no collective bargaining agreements in place, nor unions in place, at the Company or any of its wholly owned subsidiaries, nor are any anticipated.

         We presently have no supplemental benefits or incentive arrangements in effect for our employees, other than Stephen P. North and Sean P. Lewis. We may, at a future date, explore incentive arrangements should such arrangements be deemed prudent by the Company's directors. To that end we intend, at a future date, to establish a stock option plan of 37,500 shares of our common stock for such a program should it be implemented.

         Stephen P. North and Sean P. Lewis are covered by a medical reimbursement plan, consistent with IRS regulations, that provides for the reimbursement of medical expenses not covered by their personal insurance. The limit on the plan is $10,000 per year for their immediate family. This plan could be made available to our future employees should they meet the criteria specified in the Internal Revenue Code.

         Mr. North and Mr. Lewis have also received stock options exercisable over the next three calendar years. Each has received options to purchase up to 20,000 shares of stock in years two (January 1, 2002 to December 31, 2002) and three (January 1, 2003 to December 31, 2003) should they meet specific profit objectives of the Company. In year two, if the profits of the Company increase by at least $500,000 over year one, then each of the individuals shall have the right to purchase up to 20,000 shares at the lesser of the initial offering price ($5.00) or the ask price at the close of business on the last trading day of year two. Should the profits of the Company increase by at least $500,000 in year three over year two, a like arrangement is provided for that year. The Company has set aside a total of 80,000 shares to cover these option agreements.

         Mr. North and Mr. Lewis have also been awarded a conditional bonus program contingent upon the profit performance of the Company. The program is in effect over the first three years of the Company's operations. There is no provision for a bonus at the end of year one. If the Company increases its profits by at least $500,000 over year one at the end of year two, then and only then are Mr. Lewis and Mr. North eligible to receive a bonus of $50,000 each or 5% of the increase , whichever is larger. The same provision is in effect for year three.

PATENTS

         The Company is in the process of applying for patents to protect its intellectual property through the law offices of William G. Lane Esq. in Irvine, California. However, since this process has only just commenced, there can be no assurances as to when or if any patents will ever be issued.

PROPERTIES

         The Company has leased an executive office in Orange County, California which is located at 600 Anton Boulevard, Plaza Tower, 11th Floor, Costa Mesa, CA 92626. This office will serve temporarily as the Company's headquarters. Subsequent to the offering and relocation of Sean P. Lewis to the United States, the Company anticipates moving to other facilities that will accommodate both administrative and manufacturing facilities. It is anticipated that these facilities will also be located in the Orange County area of Southern California as its proximity to Los Angeles and San Diego Counties is ideal to the Company's marketing plans. Talkpoint Ltd. will continue its operations that are targeted primarily to the European markets. It is the Company's opinion that no additional working capital will be required to meet its existing operating plan for the year.

         One of our subsidiaries, Talkpoint Ltd., occupies leased facilities in the United Kingdom of approximately 10,000 square feet, where it houses its staff and electronic equipment.

LEGAL

         To the best of the knowledge of our management, there are no legal matters in process or pending to which we are a party.




                                   MANAGEMENT

OFFICERS

         Sean P. Lewis
         Chairman, Chief Executive Officer and Secretary
         InPurple, Inc.
         600 Anton Boulevard
         Plaza Tower
         11th Floor
         Costa Mesa, California 92626

         Stephen P. North
         President, Chief Operating Officer and Treasurer
         InPurple, Inc.
         c/o Talkpoint Ltd.
         Epsom, Surrey, England

DIRECTORS

         Sean P. Lewis, Chairman of the Board
         Stephen P. North, Director

         David J. Clancy
         625 S. Andover Dr.
         Anaheim Hills, California 92807


EXPERIENCE AND QUALIFICATIONS

         The experience and qualifications of our officers and directors are described on the next three pages.

Sean P. Lewis, Age 35
Chairman of the Board of Directors,
Chief Executive Officer and Secretary

InPurple, Incorporated
600 Anton Boulevard
Plaza Tower
11th Floor
Costa Mesa, CA 92626
(714) 371-4034 (voice)
(714) 371-4001 (fax)

EMPLOYMENT HISTORY

2000 to present      Small Business investor.

1984 to 2000         Worked in the financial markets as a trader based in the UK however is not a member of NASD or affiliated with an NASD licensed entity.

1984 to 1986         Trading assistant for Merrill Lynch, worked on Commodity
                     and bullion desk.

1986 to 1989         Bullion Option Trader on OTC and Comex for J. P. Morgan.

1989 to 1990         FX Operations trader for Republic National Bank.

1990 to 1992         Senior FX Options trader Union Bank of Switzerland.

1992 to 1997         Director and Head of London FX Options for First Boston of
                     London.

         Mr. Lewis is responsible for the overall business of the Company and will direct its sales, marketing, and financial operations from the United States.


 .
EDUCATION

Two "A" levels, Seven "O" levels, SFA Reg for the past 10 years in the United Kingdom.

Stephen P. North, Age 32
Director,
President,
Chief Operating Officer &
Treasurer

InPurple, Inc.
c/o Talkpoint Co. Ltd.
Epsom, Surrey, England

Employment History

1998 to Present      Director of Talkpoint Co. UK Limited, responsible for
                     design,specification and delivery of bespoke data and telecom solutions, including Wide Area networking for various clients including Banks and other Blue Chip organizations. Clients include Guinness Great Britain,
                     United Colors of Benetton (world headquarters), the
                     National Health Service, Alcater Telecom, Colgate
                     Palmolive, Bank of East Asia, among others. Responsible for all business management, product sales, maintenance, support and logistics management. Interface with various levels of client staff and management to board level. Staff recruitment and training, marketing and company evolution.
                     Installed first commercial DECT solution, first dial up networking solution for the IBM AS400 mainframe, first point to point microwave integrated voice and data network.

1992 to 1998         Proprietor of Talkpoint Communications. Further qualified
                     after leaving British Telecommunications by specific manufacturer training courses to design and implement analogue and digital communications solutions. Manufacturer approvals include Alcatel Telecom, Tie Communications,
                     Ascom PSD, Panasonic, Philips, RW Data Cabling Sciences and
                     GPT (Plessey) Telecommunications.

EDUCATION

Qualified to British Technical Education Council standards National Diploma in Technology, also 7 GCE "O" levels.

         Mr. North is responsible for the technical development and design of the Company's products. In addition, he is responsible for the sales and marketing of the products in the United Kingdom and Europe, in conjunction with the Chairman of the Board, Sean P. Lewis.

David J. Clancy, Age 61
Director

InPurple,Inc.
600 Anton Boulevard
Plaza Tower
11th Floor
Costa Mesa, CA 92626
(714) 371-4034 (voice)
(714) 371-4001 (fax)

EMPLOYMENT HISTORY

1981 to present      Founder and President, Charles Russell & Meredith an
                     International financial consulting firm

1976 to 1981         Corporate Controller, Davis Walker Corporation responsible for accounting, data processing, and acquisitions for 13 plants located in the U.S. and Canada,

1974 to 1976         Vice President of Finance, CFI Memories responsible for
                     accounting and data processing activities.

1972 to 1974         Management Consultant Coopers & Lybrand designed accounting systems, performed investigations for the Los Angeles
                     County Grand Jury.

         Mr. Clancy serves in an advisory capacity with an emphasis on the financial and business plan implementation in the United States.

         Mr. Clancy is a former member of:
         The Jonathan Club
         The California Club
         The Orange County Chamber of Commerce
         The University Club, and was listed in
         Whose Who in Finance in the United States

 .
EDUCATION

         Mr. Clancy has an MBA degree from Pepperdine University. His undergraduate studies include Medicine and Business Administration with a major in Accounting.

OTHER

Mr. Clancy was honorably discharged from the United States Navy Air in 1968 where he served as a Plane Captain involved in Anti Submarine Warfare. He is a lifetime member of the American Quarter Horse Association.

SUMMARY COMPENSATION TABLE


Name
and                                                            Other        All other
Principal                                                      Annual         Stock
Position          Year     Salary ($)    Bonus($)sation     Compensation   Compensation     Options
-------------------------------------------------------------------------------------------------------
Sean P. Lewis
CEO               2001     125,000 (a)      none              12,000 (b)        (c)       none
                  2002     200,000 (d)      50,000 (e)        12,000            (c)       20,000 (f)
                  2003     250,000 (d)      50,000 (e)        12,000            (c)       20,000 (f)


Stephen P. North
President         2001     125,000 (a)      none              12,000 (b)        (c)       none
                  2002     200,000 (d)      50,000 (e)        12,000            (c)       20,000 (f)
                  2003     250,000 (d)      50,000 (e)        12,000            (c)       20,000 (f)

(a) No salary has been paid or will be paid until this offering has been concluded.

(b) A provision has been made to furnish a car allowance of $1,000 per month after this offering has been completed.

(c) Subsequent to this offering a medical reimbursement program will take effect whereby medical expenses not covered by the individual's personal medical insurance will be reimbursed up to a maximum of $10,000 per family.

(d) An increase in salary will take effect if the Company increases its profits by 10%, provided the increase is greater than $300,000.

(e) A cash bonus of $50,000 will be paid provided the profits of the Company increase by at least $500,000. Should our profits increase to a point where 5% of the increase is greater than $50,000, then the greater amount will be paid.

(f) Should our profits increase by more than $500,000, an option to acquire 20,000 shares will be granted at the lesser of $5.00 per share or the closing bid price for the shares on the last business day of the calendar year.

EMPLOYEE BENEFITS

         We presently have no supplemental benefits or incentive arrangements in effect for our employees, other than Stephen P. North and Sean P. Lewis. We may, at a future date, explore incentive arrangements should such arrangements be deemed prudent by the Company's directors. To that end we intend, at a future date, to establish a stock option plan of 37,500 shares of our common stock for such a program should it be implemented.

         Stephen P. North and Sean P. Lewis have been awarded a medical reimbursement plan, consistent with IRS regulations, that provides for the reimbursement of medical expenses not covered by their personal insurance. The limit on the plan is $10,000 per year for their immediate family. This plan could be made available to our future employees should they meet the criteria specified in the Internal Revenue Code.

         Mr. North and Mr. Lewis have also been awarded stock options exercisable over the next three years. Each has received options to purchase up to 20,000 shares of stock each in years two and three should they meet specific profit objectives of the Company. In year two, if the profits of the Company increase by at least $500,000 over year one, then each of the individuals shall have the right to purchase up to 20,000 shares at the lesser of the initial offering price ($5.00) or the ask price at the close of business on the last trading day of year two. Should the profits of the Company increase by at least $500,000 in year three over year two, a like arrangement is provided for that year. The Company has set aside a total of 80,000 shares to cover these option agreements.

         Mr. North and Mr. Lewis have also been awarded a conditional bonus program contingent upon the profit performance of the Company. The program is in effect over the first three years of the Company's operations. There is no provision for a bonus at the end of year one. If the Company increases its profits by at least $500,000 over year one at the end of year two, then and only then are Mr. Lewis and Mr. North eligible to receive a bonus of $50,000 each or 5% of the increase , whichever is larger. The same provision is in effect for year three.

                             PRINCIPAL SHAREHOLDERS


         The only shareholders of the Company who currently own 5% or more of the issued and outstanding shares of the Company are Sean P. Lewis and Stephen
P. North. Their ownership positions are described in the following table:

                                                                     PERCENT          PERCENT
                           CLASS     AVERAGE          NUMBER         OF TOTAL         OF TOTAL
                             OF     PRICE PER        OF SHARES     PRE-OFFERING     POST-OFFERING
                           SHARES   PER SHARE        NOW HELD         SHARES          SHARES
                           ------   ---------       ----------     ------------     -------------
Stephen P. North           Common    $0.0135        1,200,000          80%               63%
3 White Horse Drive
Epsom
Surrey, KT18 7NE
Director, President, COO
& Treasurer
InPurple, Inc.
(714) 371-4034

Sean P. Lewis              Common    $0.0135          300,000          20%                16%
600 Anton Blvd.
Plaza Tower
11th Floor
Costa Mesa, CA
Chairman, CEO &
Secretary
InPurple, Inc.
(714) 371-4034

Number of shares beneficially owned by Officers and Directors as a group:

         Before offering: 1,500,000 shares (99.9 % of total outstanding)

         After offering (assuming the sale of 400,000 shares): 1,500,001 shares (79% of Total outstanding)


                                     EXPERTS

         Our financial statements as of March 31, 2001, which are included in this prospectus, have been audited by Vavrinek, Trine, Day & Co., LLP, independent certified public accountants, as stated in its report appearing herein.

                                  LEGAL MATTERS

         There is no past, pending, or threatened litigation, or administrative action to which the Company, its officers, directors or key personnel are a party. The validity of the shares of common stock issued by us and certain other matters will be passed upon by the law firm of Knecht & Hansen, Newport Beach, California.



                              AVAILABLE INFORMATION

         You should rely only on the information contained in this prospectus. We have not authorized anyone to give any information or to make any representations, other that as contained in this prospectus, in connection with the offer contained in this prospectus. If anyone give you any information or makes any representation in connection with this offer, you should not rely on it as information that we have authorized. We are offering to sell and seeking offers to buy, shares of our securities only in the states and jurisdictions where offers and sales are permitted.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders of
InPurple, Inc. (A Development Stage Enterprise)

We have audited the accompanying balance sheet of InPurple, Inc. (A Development Stage Enterprise) as of March 31, 2001, and the related statement of operations, shareholder's equity, and cash flows for the period from January 9, 2001 (Inception) to March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InPurple, Inc. (A Development Stage Enterprise) as of March 31, 2001, and the results of its operations and its cash flows for the period from January 9, 2001 (Inception) to March 31, 2001, in conformity with generally accepted accounting principles.


VAVRINEK, TRINE, DAY & CO., LLP


Laguna Hills, California
April 30, 2001

               INPURPLE, INC. (A DEVELOPMENT STAGE ENTERPRISE)

                                BALANCE SHEET
                                MARCH 31, 2001

ASSETS

  Cash                                                      $  52,182
  Deposits and Other Assets                                     1,870
                                                            ---------

                                                            $  54,052
                                                            =========

LIABILITIES AND SHAREHOLDER'S EQUITY

  Accounts Payable and Accrued Expenses                     $       -
  Due Stockholder's                                                 -
                                                            ---------

                 TOTAL LIABILITIES                                  -


SHAREHOLDER'S EQUITY

  Common Stock, par value $0.001 per share;
    2,500,000 shares authorized; 800,000
    issued and outstanding                                        800
  Additional Paid-in-Capital                                   78,569
  Deficit Accumulated During the Development Stage            (25,317)
                                                            ---------
                                                               54,052
                                                            ---------

                                                            $  54,052
                                                            =========

The accompanying notes are an integral part of these financial statements.

               INPURPLE, INC. (A DEVELOPMENT STAGE ENTERPRISE)

                           STATEMENT OF OPERATIONS
      FOR THE PERIOD FROM JANUARY 9, 2001 (INCEPTION) TO MARCH 31, 2001

REVENUE

  Interest Income                                    $       -


EXPENSES

  Salaries and Employee Benefits                             -
  Legal and Consulting Fees                             15,630
  Travel and Entertainment                               8,844
  Rent                                                     525
  Telephone and other Office Expenses                      318
                                                     ---------
                                                        25,317
                                                     ---------

                            NET LOSS                 $ (25,317)
                                                     =========







The accompanying notes are an integral part of these financial statements.

               INPURPLE, INC. (A DEVELOPMENT STAGE ENTERPRISE)

                      STATEMENT OF SHAREHOLDER'S EQUITY
      FOR THE PERIOD FROM JANUARY 9, 2001 (INCEPTION) TO MARCH 31, 2001

                                                                                  Deficit
                                                                                Accumulated
                                              Common Stock          Additional   During the
                                          -------------------        Paid-in     Development
                                           Shares     Amount         Capital        Stage        Total
                                          --------   --------       ----------  ------------   ---------
BALANCE AT JANUARY 9, 2001                       -   $      -         $     -     $       -    $       -

Initial Stock Sale                         800,000        800           9,200                     10,000

Subsequent Capital Contributions                                       69,369                     69,369

Net Loss                                                                            (25,317)     (25,317)
                                           -------   --------         -------     ---------    ---------

BALANCE AT MARCH 31, 2001                  800,000   $    800         $78,569     $ (25,317)   $  54,052
                                           =======   ========         =======     =========    =========






The accompanying notes are an integral part of these financial statements.

               INPURPLE, INC. (A DEVELOPMENT STAGE ENTERPRISE)

                           STATEMENT OF CASH FLOWS
      FOR THE PERIOD FROM JANUARY 9, 2001 (INCEPTION) TO MARCH 31, 2001

OPERATING ACTIVITIES

  Net Loss                                                    $  (25,317)
  Increase in Deposits and Other Assets                           (1,870)
  Expenses paid by Contributions to Capital                       24,369
                                                              ----------

                            CASH USED BY OPERATIONS               (2,818)


INVESTMENT ACTIVITIES

  Equipment and other Asset Purchases                                  -
                                                              ----------

                 CASH USED BY INVESTMENT ACTIVITIES                    -

FINANCING ACTIVITIES

  Initial Sale of Stock and Capital Contributions                 55,000
                                                              ----------

              CASH PROVIDED BY FINANCING ACTIVITIES               55,000
                                                              ----------

                               NET INCREASE IN CASH               52,182

                        CASH AT BEGINNING OF PERIOD                    -
                                                              ----------

                              CASH AT END OF PERIOD           $   52,182
                                                              ==========









The accompanying notes are an integral part of these financial statements.

                 INPURPLE, INC. (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2001


NOTE 1 - DEVELOPMENT STAGE  OPERATIONS

InPurple, Inc. (the "Company") was incorporated under the laws of the state of Delaware on January 9, 2001. Operations since that time were securing a management team, developing a strategic plan, negotiating for the acquisition of two operating subsidiaries, perfecting patents on its intellectual property, preparing the necessary forms and documents to raise capital and acquiring offices necessary for Company operations.


NOTE 2 - ADDITIONAL PAID-IN-CAPITAL

Included in additional paid-in-capital is operating expenses of $24,369 paid by the Company's stockholder's prior to the formation of and funding of the Company.


NOTE 3 - LEASE COMMITMENT

On February 21, 2001 the Company has entered into a short-term lease expiring November 20, 2001 for office facilities. The lease calls for monthly rental payments of $175 as well as charges for secretarial and other related office expenses.


NOTE 4 - EMPLOYMENT CONTRACTS

The Company has entered into three-year employment agreements with certain of its executive officers that become effective upon completion of the proposed stock offering. These agreements include base pay increases, bonuses and stock option grants after the first year of operations that are contingent on the Company achieving certain levels of profitability. These agreements also include severance payments for certain defined separations of service.


NOTE 5 - ACQUSITIONS

Effective April 28, 2001, the Company acquired two operating entities, Talkpoint Company Ltd and Call 21 Ltd., that were partially owned and controlled by one of the stockholders of the Company.

These acquisitions will be accounted for under the purchase method of accounting as set forth in the Accounting Principles Board Opinion No. 16, "Business Combinations". Under this method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their fair values as of the acquisition date. This information is currently unavailable.

Under the terms of the agreements, the two entities were acquired for cash of $10,000 and 700,001 shares of common stock of the Company. Both entities are currently operating in Great Britain and have deficit net worth and nominal operating income.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         See "MANAGEMENT -- Certain Transactions" in the Prospectus (Part I of this registration statement) for a discussion of indemnification provisions affecting controlling persons, directors and officers of the registrant.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

             Commissions  ..................................      $     0
             Printing and copying costs.....................        2,500
             Legal fees and expenses........................       10,000
             Accounting fees and expenses...................        7,500
             Filing fee ....................................          500
             Postage .......................................          500
             Miscellaneous..................................        4,000
                                                                    -----
             Total  ........................................      $25,000 *

---------------------

*  Estimate only.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         On April 28, 2001, 700,000 shares of common stock were issued to Stephen P. North (plus $10,000 cash) in exchange for 100% of the outstanding capital stock of Talkpoint Limited and Call 21 Limited.

ITEM 27.  EXHIBITS

             3.1      Articles of Incorporation
             3.2      Bylaws
             4.1      Specimen Certificate of Common Stock
             5        Opinion of Knecht & Hansen
             23.1     Consent of Knecht & Hansen(1)
             23.2     Authorization of Vavrinek, Trine & Day Co. LLP
             99.1     Subscription Application
------------------

(1)          Included in Exhibit 5 to this Registration Statement.

ITEM 28.     UNDERTAKINGS



(1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.



             In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



(2)          The small business issuer will:



             (i) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as the time the Commission declared it effective.



             (ii) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


                  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Costa Mesa, State of California, on May 10, 2001.


                                       InPurple, Inc.


                                       By: /s/ SEAN P. LEWIS
                                           -------------------------------------
                                           Sean P. Lewis
                                           Chairman, Chief Executive Officer and
                                           Secretary


         In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

          SIGNATURE                                  TITLE                           DATE
---------------------------          ------------------------------------        ------------
/s/ SEAN P. LEWIS                    Chairman and Chief Executive                May 10, 2001
---------------------------          Officer and Director
Sean P. Lewis


/s/ STEPHEN P. NORTH                 President, Chief Operating Officer,         May 10, 2001
---------------------------          Treasurer and Director
Stephen P. North


/s/ DAVID C. CLANCY                  Director                                    May 10, 2001
---------------------------
David C. Clancy

                                INDEX TO EXHIBITS



EXHIBIT NUMBER             DESCRIPTION                                            PAGE NUMBER
--------------             -----------                                            -----------
         3.1          Articles of Incorporation                                      III-1
         3.2          Bylaws                                                         III-4
         4.1          Specimen Certificate of Common Stock                           III-17
         5            Opinion of Knecht & Hansen                                     III-20
         23.1         Consent of Knecht & Hansen                                         (1)
         23.2         Authorization of Vavrinek, Trine & Day Co. LLP                 III-22
         99.1         Subscription Application                                       III-24

------------------------
(1)      Included in Exhibit 5 to this Registration Statement.